UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2020

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the SAPA (as defined below) and the DIP Credit Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K will have the meaning given to them in the DIP Credit Agreement.

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On July 20, 2020, Briggs & Stratton Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Eastern District of Missouri (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption “In re Briggs & Stratton Corporation, et al.”

No trustee has been appointed and the Company will continue to manage itself and its subsidiaries as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations. In connection with the Chapter 11 Cases, the Debtors are seeking authority to sell substantially all of their assets pursuant to Section 363 of the Bankruptcy Code. Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Company’s noticing and claims agent, Kurtzman Carson Consultants LLC, at http://www.kccllc.net/Briggs.

SAPA

In connection with the Chapter 11 Cases, effective July 19, 2020 (the “Execution Date”), the Company, Billy Goat Industries, Inc., Allmand Bros., Inc., Briggs & Stratton International, Inc. and Briggs & Stratton Tech, LLC (collectively with the Company, “Sellers”) entered into a stock and asset purchase agreement (the “SAPA”) with Bucephalus Buyer, LLC (“Buyer”), a newly formed affiliate of KPS Capital Partners, LP. Pursuant to the terms of the SAPA, Sellers agreed to sell to Buyer (i) all or substantially all of Sellers’ assets and (ii) Sellers’ equity interests in certain of Sellers’ subsidiaries and Sellers’ equity interests in certain joint ventures, and Buyer agreed to assume certain of Sellers’ liabilities (the “Transactions”) for a cash purchase price of $550,000,000, subject to certain customary purchase price adjustments (the “Purchase Price”).

In connection with the execution of the SAPA, Buyer will deposit, immediately following the execution of the SAPA, $55,000,000 to be held in escrow. Upon the closing of the Transactions, the deposit will be credited against the Purchase Price. The SAPA contains customary representations, warranties and covenants. The parties expect to close the Transactions in the fourth calendar quarter of 2020, subject to customary closing conditions and approval by the Bankruptcy Court. The SAPA does not impose any post-closing indemnification obligations on either Sellers or Buyer.

Sellers have filed the SAPA with the Bankruptcy Court along with a motion seeking, among other relief, the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers to purchase (i) all or substantially all of Sellers’ assets and (ii) Sellers’ equity interests in certain of Sellers’ subsidiaries and Sellers’ equity interests in certain joint ventures.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
The SAPA may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) by any party, by giving written notice to the other parties if (a) any court of competent jurisdiction or other competent governmental authority issues a final, non-appealable order prohibiting the Transactions or (b) if the closing has not occurred prior to November 20, 2020 (the “Outside Date”), provided that the Outside Date shall be automatically extended to December 31, 2020 if the applicable waiting periods under the antitrust and foreign investment laws of certain jurisdictions have not expired or otherwise been terminated, including, where applicable, by way of a positive-clearance decision; (iii) by any party, for certain material breaches by the other parties of representations and warranties or covenants that remain uncured; (iv) by any party, if (I) (A) (x) Sellers enter into a definitive agreement with respect to a competing bid and (y) the Bankruptcy Court enters an order approving a competing bid, (B) the Bankruptcy Court enters an order that precludes the consummation of the transactions on the terms and conditions set forth in the SAPA or (C) Buyer is not the prevailing bidder or backup bidder in an auction and (II) the person making the competing bid consummates the competing bid, subject to Buyer’s right to payment of a termination payment and expense reimbursement payment; (v) by Buyer if certain milestones related to the approval of the Transactions by the Bankruptcy Court are not met; or (vi) by Buyer by giving written notice to Sellers if Sellers breach the terms of the SAPA with respect to requesting a credit extension under the DIP Facility (as defined below), and such breach has not been waived by Buyer.

The description of the SAPA set forth above is qualified in its entirety by reference to the SAPA filed herewith as Exhibit 2.1 and incorporated herein by reference.

DIP Credit Agreement

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured Debtor-in-Possession Revolving and Term Credit Agreement, to be dated on or around July 22, 2020 (the “DIP Credit Agreement”), among the Company, as lead borrower, each of the other borrowers from time to time party thereto, the various lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “DIP Agent”).

It is expected that the DIP Credit Agreement will provide for a senior secured priming debtor-in-possession financing in an aggregate principal amount not to exceed, as of the DIP Closing Date (as defined in the DIP Credit Agreement), $677.5 million and, as of the DIP Term Loan Closing Date (as defined in the DIP Credit Agreement), $615 million comprising of: (i) a superpriority senior secured priming first-out asset-based revolving credit facility in an aggregate principal amount not to exceed, as of the DIP Closing Date and prior to the DIP Term Loan Closing Date, $412.5 million and, on and after the DIP Term Loan Closing Date, $350 million(the “DIP ABL Facility”) with up to $6 million available under a letter of credit sublimit (other than Existing Letters of Credit (as defined in the DIP Credit Agreement)), which not more than (a) as of the DIP Closing Date and prior to the DIP Term Loan Closing Date, $383.7 million and, on and after the DIP Term Loan Closing Date, $321.2 million, of the principal amount of the DIP ABL Facility will be made available to the Company and (b) both as of the DIP Closing Date and DIP Term Loan Closing Date, $28.8 million of the principal amount of the DIP ABL Facility will be made available to Briggs & Stratton AG, in each case subject to a borrowing base consisting of certain accounts and inventory, and prior to the entry of the Final Order, equipment, trademarks and real estate; and (ii) a superpriority senior secured priming last-out term loan facility in an aggregate principal amount of, as of the DIP Closing Date, $265 million (the “DIP Term Loan Facility” and, together with the DIP ABL Facility, the “DIP Facilities”), subject to the terms and conditions set forth therein. The maturity date of the DIP Facilities is 9 months from the date of the DIP Credit Agreement.

Loans under the DIP ABL Facility will bear interest at: (i) LIBOR for the applicable interest period plus 3.50% or (ii) the base rate (which is the highest of (a) the U.S. prime rate quoted by The Wall Street Journal,

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
(b) the greater of (x) the federal funds rate and (y) the overnight bank funding rate, plus in each case 0.50%, (c) the sum of 1% plus one-month LIBOR and (d) 2.00%) (the “Base Rate”) plus 2.50%. Loans under the DIP Term Loan Facility will bear interest at: (i) LIBOR for the applicable interest period plus 7.00% or (ii) the Base Rate plus 6.00%.

The Company must also pay (i) an unused line fee of 0.25% per annum (a) during the Interim Period, on the average daily unused portion of the Interim DIP Amount and (b) after the Interim Period, on the average daily unused portion of the DIP ABL Facility, (ii) letter of credit participation fees to the lenders under the DIP Credit Agreement of 3.50% per annum on the undrawn amount of letters of credit and (iii) letter of credit fronting fees to each issuer of letters of credit under the Credit Agreement in the amount of 0.125% per annum on the undrawn amount of the letters of credit issued by such issuer.

The DIP Credit Agreement includes certain customary representations and warranties, covenants applicable to the Company and, with certain exceptions, its subsidiaries, and events of default. If an event of default under the DIP Credit Agreement occurs and is continuing, then the DIP Agent may declare any outstanding obligations under the DIP Credit Agreement to be immediately due and payable.

The obligations under the DIP Credit Agreement are guaranteed by (i) Billy Goat Industries, Inc., Allmand Bros., Inc., Briggs & Stratton International, Inc., Briggs & Stratton Tech, LLC, and each other subsidiary of the Company incorporated or otherwise organized under the laws of any State within the United States, subject to exceptions to be agreed upon by the Company and the DIP Agent prior to the Petition Date and (ii) Briggs & Stratton International AG, Briggs & Stratton Australia Pty. Limited and Victa Ltd. and, subject to customary exceptions consistent with the Prepetition Credit Agreement, each other subsidiary of the Company organized in a jurisdiction outside the United States (the “Guarantors”). Subject to customary exceptions and limitations, all of the borrowings under the DIP Credit Agreement are secured by a lien on substantially all of the assets of the Company and each Guarantor, including all of the assets included in the borrowing base.

The description of the DIP Credit Agreement set forth above is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 of this Form 8-K regarding the DIP ABL Facility is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the obligations under the following debt instruments (the “Debt Instruments”):

•The Revolving Credit Agreement, dated as of September 27, 2019 (as amended, supplemented, or otherwise modified from time to time), among the Company, Briggs & Stratton AG, the other subsidiary borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, related to $272.8 million of borrowings and $53.1 million of letters of credit outstanding; and

•The Indenture, dated as of December 20, 2010 (as amended, supplemented, or otherwise modified from time to time), between the Company and Wilmington Trust, National Association (successor to

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Wells Fargo Bank, National Association), as trustee, governing the 6.875% Senior Unsecured Notes due December 15, 2020, of which $195.5 million aggregate principal amount are outstanding.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2020, the Board of Directors of the Company amended Section 2.01 of the Company’s Bylaws, effective immediately. The amendment eliminated language that provided for a specified time and date for the annual meeting of the Company’s shareholders to the extent a time and date for the annual meeting were not otherwise fixed by or under the authority of the Board of Directors.

Item 7.01. Regulation FD Disclosure.

On July 20, 2020, the Company issued a press release announcing the filing of the Bankruptcy Petitions and the commencement of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1.
The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

The information set forth in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current views and assumptions and involve risks and uncertainties that include, among other things: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, potential delays in the Chapter 11 process due to the effects of the COVID-19 virus, objections to the SAPA, DIP Credit Agreement or other pleadings filed that could protract the Chapter 11 Cases, the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of, and the transactions contemplated by, the SAPA and the DIP Credit Agreement, and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs related to the Chapter 11 Case; the ability of the Company to meet the closing conditions and successfully consummate the SAPA; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on the New York Stock Exchange and other factors disclosed from time to time in the Company’s filings with the Securities and

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Exchange Commission or otherwise, including the factors discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K and in the Company's periodic reports on Form 10-Q. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company is not undertaking any obligation to update forward-looking statements or other statements it may make even though these statements may be affected by events or circumstances occurring after the forward-looking statements or other statements were made.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit No.	Description
2.1
Stock and Asset Purchase Agreement effective as of July 19, 2020 by and among Briggs & Stratton Corporation, Billy Goat Industries, Inc., Allmand Bros., Inc., Briggs & Stratton International, Inc., and Briggs & Stratton Tech, LLC, as Sellers, and Bucephalus Buyer, LLC, as Buyer.

3.1	Amendment to Bylaws, as adopted on July 19, 2020.
99.1	Press Release dated July 20, 2020.
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	July 20, 2020	/s/ Mark A. Schwertfeger
Mark A. Schwertfeger
Senior Vice President and Chief Financial Officer Duly Authorized Officer